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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------


             As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Diacrin, Inc., on Form S-8 of our report dated January 17, 1996 (except with respect to the matters discussed in Note 10, as to which the date is March 7, 1996) included in Diacrin, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this Registration Statement.




                                            Arthur Andersen LLP



         Boston Massachusetts
         January 8, 1997